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                                   EXHIBIT 21
                              ERLY INDUSTRIES INC.
                                  SUBSIDIARIES


The following is a list of all parents and principal subsidiaries of the Company reflecting ownership and the state or country of incorporation:

                                                                                                 % OF VOTING
                                                                                                 SECURITIES
PARENT                                     SUBSIDIARIES                                             OWNED
- ------                                     ------------                                           ---------
ERLY Industries Inc.                       American Rice, Inc.                                       81%
(California)                               (Texas)

                                           Chemonics Industries, Inc.                               100%
                                           (Arizona)

                                           The Beverage Source Inc.                                 100%
                                           (California)

                                           ERLY Juice Inc.                                          100%
                                           (California)

American Rice, Inc.                        Comet Rice of Puerto Rico, Inc.                          100%
(Texas)                                    (Delaware)

                                           Comet Ventures, Inc.                                      90%
                                           (California)

                                           Comet Rice of Jamaica Limited                            100%
                                           (Jamaica)

                                           Rice Corporation of Haiti, S.A.                          100%
                                           (Haiti)

Chemonics Industries, Inc.                 Chemonics International, Inc.                            100%
(Arizona)                                  (California)

                                           Chemonics Industries (Canada) Ltd.                       100%
                                           (Canada)




All subsidiaries are included in the consolidated financial statements.





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